Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 No. 333-265191 of our report dated March 31, 2022 relating to the financial statements of Celularity Inc., appearing in the Annual Report on Form 10-K of Celularity, Inc. for the year ended December 31, 2021, as amended July 15, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Morristown, NJ

August 11, 2022